3

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant     [ X ]

Check the appropriate box:
[    ]  Preliminary Proxy Statement
[    ]  Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ X ]  Definitive Proxy Statement
[    ]  Definitive Additional Materials
[    ]  Soliciting Material Pursuant to Sec. 240.14a-12

ROYALE ENERGY, INC.
(Name of Registrant as Specified in its Charter)

Filed on Behalf of the Board of Directors
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[ X ]  No fee required.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
Royale Energy, Inc.

DATE:	October 10, 2014
TIME:	10:00 a.m. Pacific Daylight Time
PLACE:	Royale Energy, Inc. 3777 Willow Glen Dr. El Cajon CA 92108

Matters to be Voted on:

1.	Elect directors to serve for the ensuing year;

2.           Approve, in a nonbinding advisory vote, the compensation of the Company’s named executive officers;

3.	Determine, in a nonbinding advisory vote, the frequency of the non-binding resolution to approve the compensation of our named executive officers every year, every two years or every three years;

4.	Approve, in a nonbinding advisory vote, the appointment of Padgett Stratemann LLP as the Company’s auditors for 2014; and

5.           Transact such other business as may properly come before the meeting and any adjournment thereof.

Who May Attend and Vote at the Meeting

Shareholders of record at the close of business on September 10, 2014, and valid proxy holders may attend and vote at the meeting.  If your shares are registered in the name of a brokerage firm or trustee and you plan to attend the meeting, please obtain from the firm or trustee a letter or other evidence of your beneficial ownership of those shares to facilitate your admittance to the meeting.

By Order of the Board of Directors,

Donald H. Hosmer
Co-President and Co-CEO

Date: September 11, 2014

PROXY STATEMENT

Royale Energy’s board of directors solicits your proxy, using the enclosed proxy card, for use at the annual meeting of shareholders to be held October 10, 2014, and at any adjournment thereof. This proxy statement has information about the annual meeting and was prepared by Royale Energy’s management for the board of directors. Your vote at the annual meeting is important to us. Please vote your shares of common stock by completing the enclosed proxy card and returning it to us in the enclosed envelope.

GENERAL INFORMATION

The only items of business which management intends to present at the meeting are listed in the preceding Notice of Annual Meeting of Shareholders and are explained in more detail on the following pages.  By returning your signed proxy, you authorize management to vote your shares as you indicate on these items of business and to vote your shares in accordance with management’s best judgment in response to proposals initiated by others at the meeting.

1)  Changing or Revoking Your Proxy Vote

You may revoke your signed proxy at any time before it is exercised at the annual meeting.  You may do this by advising Royale Energy’s secretary in writing of your desire to revoke your proxy, or by submitting a duly executed proxy bearing a later date. We will honor the proxy card with the latest date.  You may also revoke your proxy by attending the annual meeting and indicating that you wish to vote in person.

2)  Who may Vote

Each shareholder of record at the close of business on September 10,  2014, is entitled, for each share then held, to one vote on each proposal or item that comes before the annual meeting, except that under certain circumstances shareholders may be entitled to cumulate their votes in voting for directors. (See Proposal 1: Election of Directors.)  On June 30, 2014, Royale Energy had outstanding 14,942,728 shares of common stock and 52,784 shares of Series AA convertible preferred stock entitled to vote at the meeting.

3)  Voting in Person

Although we encourage you to complete and return your proxy to ensure that your vote is counted, you can attend the annual meeting and vote your shares in person.

4)  How Your Votes are Counted

We will hold the annual meeting on October 10, 2014, if holders of a majority of the shares of common stock entitled to vote either sign and return their proxy cards or attend the meeting. If you sign and return your proxy card, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote on any of the matters listed on the proxy card.

The shares represented by the proxies solicited by the board of directors of the Company will be voted in accordance with your directions as marked on your proxy ballot, but if you give no directions, such shares will be voted (i)  FOR  the election as directors of the nominees of the board of directors named below; (ii) FOR  the resolution regarding the nonbinding advisory vote of the compensation of the Company’s named executive officers; (iii) “3 YEARS” on the resolution regarding the frequency of the nonbinding vote on the compensation of the Company’s named executive officers; (iv) FOR, in a nonbinding advisory vote, the approval of Padgett Stratemann, LLP, as the Company’s independent auditors for 2014; and (v) in the discretion of Donald H. Hosmer and Stephen M. Hosmer (the proxies named on the proxy ballot) on any other proposals to properly come before the annual meeting or any adjournment(s) thereof.

5)  Broker Votes

If, like most shareholders, your shares are held in a brokerage account or by another nominee, you are considered the “beneficial owner” of shares held in “street name,” and these proxy materials are being forwarded to you by your broker or nominee (the “record holder”) along with a voting instruction card.  As the beneficial owner, you have the right to direct your record holder how to vote your shares, and the record holder is required to vote your shares in accordance with your instructions.  Your broker is allowed to vote your shares only on certain “routine” proposals or if you provide your broker with instructions on how to vote.  Brokers are prohibited from voting uninstructed shares on “non-routine” proposals, including proposals for elections of directors and on executive compensation related matters.  If you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be considered as present and entitled to vote with respect to those matters.  It is, therefore, important that you send in your proxy with instructions on how to vote your shares (or that you attend the meeting in person), to make sure that we have a quorum present and voting at the shareholders’ meeting.

As the beneficial owner of shares, you are invited to attend the Annual Meeting. Please note, however, that if you are a beneficial owner whose shares are held in street name, you may not vote your shares in person at the meeting unless you obtain a “legal proxy” from the record holder that holds your shares.  To vote shares held in street name in person at the annual meeting, you should contact your broker before the annual meeting to obtain a proxy form in your name.

ABSTAINING IS THE SAME AS VOTING “NO”

If you mark “Abstain” with respect to any proposal on your proxy ballot, your shares will be counted in the number of votes cast.  However, a vote to “Abstain” has the same effect as voting “No.” Management requests that you vote either “For” or “Against” on each proposal to come before the meeting.

This proxy statement and the accompanying proxy form will be first distributed on or about September 11, 2014, to shareholders entitled to vote at the meeting.

ITEMS OF BUSINESS

PROPOSAL 1: ELECTION OF DIRECTORS

Seven directors will be elected to serve on our board of directors until the next annual meeting of shareholders or until their successors are elected and qualified.

a) The Director Nomination Process

All of the nominees for our board of directors were approved unanimously by the two independent directors who serve on the nominations committee.  This year, one independent director, George M. Watters, retired from the board in June 2014 and is not standing for re-election. To fill the vacancy left by Mr. Watters’ retirement, the remaining board members appointed Jonathan Gregory to take his place.  Mr. Gregory is now standing for election to a full, one year term on the board.  The remaining six nominees are current board members who are standing for re-election.

b)  Voting

The seven nominees receiving the highest number of votes will be elected.  Signed proxies received will be voted for the election of the nominees listed in this proxy statement, all of whom have agreed to serve if elected.  Should any of the nominees become unavailable at the time of the meeting to accept nomination or election as a director, the proxy holders named in the enclosed proxy will vote for substitute nominees at their discretion. Votes withheld for a nominee will not be counted.

c) Cumulative Voting

Cumulative voting allows a shareholder to cast for any one or more candidates a number of votes greater than their number of shares. For cumulative voting to be in effect, at least one shareholder must give notice of their intent to cumulate votes prior to the commencement of voting.  If any shareholder has given notice of the intent to cumulate votes, then each shareholder has the right to give one candidate a number of votes equal to the number of directors to be elected  multiplied by the number of shares held by the shareholder, or distributing such number of votes among as many candidates as the shareholder sees fit. For example, if you have 100 shares and there are seven seats to be filled on the board, you will have 700 votes. If any shareholder gives notice of intent to cumulate votes, you could cast all your votes for one nominee or distribute your votes among as many nominees as you would like.

d)  Qualifications of Directors

Royale Energy has not established specific, minimum qualifications for recommended nominees or specific qualities or skills for our directors to possess. We have used a subjective process for identifying nominees for director based on the judgment of our board of our current needs. We have never received any nominations from shareholders for new members of the board of directors, but the board would be willing to consider outside nominations if any are received in the future.

In selecting the 2014 nominees for director, the nominations committee sought candidates who possess the highest personal and professional ethics, integrity and values, and are committed to representing the long-term interests of our stockholders. In addition to reviewing a candidate’s background and accomplishments, the committee reviewed candidates for director in the context of the current composition of the board and the evolving needs of our businesses.  A majority of our directors meet the standards of independence promulgated by the NASDAQ Stock Market and the SEC. As required by the nominations committee charter, the committee selects individuals as nominees for their character, judgment, ethics, integrity, business experience, and acumen, and the committee also seeks to ensure that the board reflects a range of talents, ages, skills, diversity, and expertise, particularly in the areas of accounting and finance sufficient to provide sound and prudent guidance with respect to the Company’s operations and interests. The board seeks to maintain a diverse membership, but it does not have a separate policy on diversity. The board also requires that its members be able to dedicate the time and resources necessary to ensure the diligent performance of their duties on the Company’s behalf, including attending board and applicable committee meetings.

The following are some of the key qualifications and skills the committee considered in evaluating the director nominees. The individual biographies beginning on page 4 provide additional information about each nominee’s specific experiences, qualifications and skills.

Significant management experience.  We believe that directors with experience in management, including management of private, public, or non-profit corporations provide the Company with valuable insights. These individuals have a demonstrated record of leadership qualities and a practical understanding of organizations, processes, strategy, risk management, and the methods to drive change and growth. Through their service as top leaders at other organizations, they also have access to important sources of market intelligence, analysis, and relationships that benefit the Company.

Financial reporting experience.  We believe that an understanding of finance and financial reporting processes is important for our directors. The Company measures its operating and strategic performance by reference to financial targets. In addition, accurate financial reporting and robust auditing are critical to the Company’s success. Our nominees include a director who qualifies as an audit committee financial expert, and we expect all of our directors to be financially knowledgeable.

Industry experience.  We seek to have directors with experience as executives, directors, or other leadership positions in the energy industry. These directors have valuable perspective on energy industry business cycles and other issues specific to the Company’s business.

Government experience.  We seek directors with governmental experience because the energy industry is heavily regulated and is directly affected by actions and decisions of federal, state, local, and other governmental agencies. The Company recognizes the importance of working constructively with governments, and directors with government experience offer valuable insight in this regard.

e)  Board Leadership and Risk Oversight

We have separated the functions of chairman of the board (Harry E. Hosmer) and chief executive officers (Donald H. Hosmer and Stephen M. Hosmer).  Harry E. Hosmer is the father of Donald H. and Stephen M. Hosmer, and he performs consulting services for the Company, but he is not an employee.  Four of our seven director nominees are independent directors.

The board of directors is responsible for oversight of our risk management policies and procedures. We are exposed to a number of risks including financial risks, strategic and operational risks, and risks relating to regulatory and legal compliance. Our financial condition, results of operations, and capital resources are highly dependent upon the prevailing market prices of, and demand for, crude oil and natural gas, which are beyond our control. The board of directors reviews our business and financial plans, which includes evaluating the objectives of, and risks associated with, these plans. In addition, the audit committee reviews and discusses with management our major financial risks and the steps management has taken to monitor and control these risks, including our internal control over financial reporting. Our compensation committee strives to structure executive compensation to align the interests of our executive officers with the long-term interests of our shareholders and thus provides incentives to our executives to manage risks appropriately.

f) Nominees for the Board of Directors

Proxies solicited by the board of directors will be voted in favor of each nominee unless shareholders specify otherwise in their proxies.  The following pages describe the nominees for director, including their principal occupations for the past five years, certain other directorships, age, and length of service as director of Royale Energy.  Membership on board committees, attendance at board and committee meetings, and ownership of stock in Royale Energy are indicated in separate sections following the individual resumes of the nominees.

Each nominee has agreed to be named in this proxy statement and to serve as a director if elected.  The ages listed are as of July 11, 2014.

Nominees for Director

Name	Age	First Became Director or Executive Officer	Positions Held

Harry E. Hosmer	83	1986	Chairman of the Board
Donald H. Hosmer	59	1987	Co-President, Co-Chief Executive Officer and Director
Stephen M. Hosmer	47	1996	Co-President, Co-Chief Executive Officer, Chief Financial Officer, Secretary, and Director
Jonathan Gregory (1)	50	2014	Director
Oscar Hildebrandt (1)(2)(3)	80	1995	Director
Gary Grinsfelder (1) (2)	64	2007	Director
Tony Hall (2) (3)	72	2007	Director

(1)      Member of the audit committee.
(2)      Member of the compensation committee.
(3)      Member of the nominations committee.

The board has determined that directors Gary Grinsfelder, Tony Hall, Oscar Hildebrandt, and Jonathan Gregory qualify as independent directors under NASDAQ rules.

g) Nominee Profiles

The following summarizes the business experience of each director and executive officer for the past five years.

Harry E. Hosmer – Chairman of the Board
Harry E. Hosmer has served as chairman since Royale Energy began in 1986, and from inception in 1986 until June 1995, he also served as president and chief executive officer.

Donald H. Hosmer – Co-President, Co-Chief Executive Officer and Director
Donald H. Hosmer has served as an executive officer and director of Royale Energy since its inception in 1986.  In June 1995 he became president and chief executive officer.  In October 2008 he became co-president and co-chief executive officer, with primary responsibility for marketing and investor/shareholder relations for the company.  Donald H. Hosmer is the son of Harry E. Hosmer and brother of Stephen M. Hosmer.

Stephen M. Hosmer – Co-President, Co-Chief Executive Officer, Chief Financial Officer, Secretary, and Director
Stephen M. Hosmer joined Royale Energy as the management information systems manager in May 1988, responsible for developing and maintaining Royale Energy’s computer software.  Mr. Hosmer developed programs and software systems used by Royale Energy.  From 1991 to 1995, he served as president of Royale Operating Company, Royale Energy’s operating subsidiary.  In 1995, he became chief financial officer of Royale Energy.  In 1996, he was elected to the board of directors of Royale Energy.  In 2003, he was elected executive vice president.  In October 2008, he became co-president and co-chief executive officer with primary responsibility for oil and gas exploration operations.  Mr. Hosmer served seven years on the board of directors of Youth for Christ, a charitable organization in San Diego, California.  Stephen M. Hosmer is the son of Harry E. Hosmer and brother of Donald H. Hosmer.  Mr. Hosmer holds a Bachelor of Science degree in Business Administration from Oral Roberts University in Tulsa, Oklahoma, as well as earning his MBA degree via the prestigious President/Key Executive program at Pepperdine University in Malibu, California.

Oscar Hildebrandt, D.V.M. – Director
Dr. Hildebrandt served as an advisory member of Royale Energy’s board of directors from 1994 to 1995 and became a director in 1995.  He serves as chairman of Royale Energy’s audit committee.  Dr. Hildebrandt practiced veterinary medicine as President of Medford Veterinary Clinic, Medford, Wisconsin, from 1960 to 1990.  Since 1990, Dr. Hildebrandt has engaged independently in veterinary practice consulting services.  He has served on the board of directors of Fidelity National Bank - Medford, Wisconsin, and its predecessor bank from 1965 to the present and is past chairman of the board of the Bank.  From 1990 to the present he has acted as a financial advisor engaged in private business interests.  Dr. Hildebrandt received a Bachelor of Science degree from the University of Wisconsin in 1954 and a Doctor of Veterinary Medicine degree from the University of Minnesota in 1958.

Gary Grinsfelder – Director
Mr. Grinsfelder is a geologist and manager with 38 years’ experience in oil and gas exploration, exploitation and property evaluation.  Currently Mr. Grinsfelder is Vice President – Exploration of LeFrak Energy.  Previously he was President of TXCO Resources.  He has also served in geologic and management roles for Output Exploration, LLC, Araxas Exploration, Inc., Triad Energy Corporation, Spartan Petroleum Corporation, American Petrofina Company of Texas, Union Oil Company of California and Degolyer and MacNaughton.  He received a Bachelor of Science degree in 1972 from Southern Methodist University and has performed graduate studies at the University of Puerto Rico Department of Marine Science and University of Houston Department of Geology.

Tony Hall – Director
Ambassador Hall served as a member of the United States House of Representatives, representing the people of the Third District of Ohio, for almost twenty-four years, from 1979 to 2002.  In 2002 he was appointed U.S. Ambassador to the United Nations Agencies for Food and Agriculture.  He served as chief of the U.S. Mission to the U.N. Agencies in Rome – the Work Food Program, Food and Agriculture Organization and International Fund for Agricultural Development.  He has been nominated  for the Nobel Peace Prize on three occasions for his humanitarian and hunger-related work.  He received his A. B. degree from Denison  University, Granville, Ohio, in 1964.

Jonathan Gregory – Director
Mr. Gregory brings over 25 years of experience in the oil and gas industry, including a 25-year banking career where he focused primarily on reserve based lending to both private and public oil and gas companies. Most recently, he served as chief financial officer for a private independent exploration and production company, where he was actively engaged in raising equity and in acquisitions and development activities. Mr. Gregory is a member of Houston Producers Forum, Houston Energy Finance Group, and ADAM Houston Energy Network. He is a Co-Founder of Bread of Life, Inc., a non-profit organization committed to empowering homeless Houstonians. Mr. Gregory also serves as a director of Small Steps Nurturing Center, a non-profit Christian organization that provides early childhood education for economically at-risk children in inner-city Houston, Texas.

g) Board of Directors; Committee Assignments

Three meetings and one conference call of the board of directors were held in 2013.  No member of the board attended less than 75% of the 2013 meetings.

Audit Committee

Purpose: To assist the board of directors in carrying out its responsibility as to the independence and competence of the Company’s independent public accountants.  The audit committee operates pursuant to an audit committee charter which has been adopted by the board of directors to define the committee’s responsibilities.  A copy of the audit committee charter is posted on our website, www.royl.com.  The board has determined that Oscar Hildebrandt qualifies as an “audit committee financial expert” as defined in Item 401(e) of Regulation S-K, promulgated by the Securities and Exchange Commission.

Number of Meetings Held in 2013: Four

Members:	Oscar A. Hildebrandt
George M. Watters
Gary Grinsfelder

Attendance:  All committee members attended all committee meetings in 2013.

Compensation Committee

Purpose: To review and make recommendations to the board of directors on setting the salaries of the company’s officers and the compensation to be paid to members of the board of directors who are not employees of the Company.

Number of Meetings Held in 2013:  One

Members:	Tony P. Hall
Oscar A. Hildebrandt
Gary Grinsfelder

Attendance:  All committee members attended the committee meeting in 2013.

No Compensation Committee Interlocks

None of our executive officers has served on the board of directors or on the compensation committee for any other entity in which any member of our board is an officer in the last fiscal year.

Nominations Committee

Purpose: To review and make recommendations to the board of directors concerning the nominees proposed for election of directors at the annual meeting of directors.

Number of Meetings Held in 2013: Four

Members:	Oscar A. Hildebrandt
Tony Hall

Attendance: All committee members attended the committee meeting held in 2013.

h)  Executive Compensation

The following table summarizes the compensation of the chief executive officer, chief financial officer and the two other most highly non-executive employees (the “named executives and employees”) of Royale Energy and its subsidiaries during the past year.  No stock options, stock awards or other plan based compensation were made during 2013.

Name and Principal Position	Year	Salary	Bonus	Stock Awards (1)	Option Awards (2)	All Other Compensation (3)	Total
		($)	($)	($)	($)	($)	($)

Donald H. Hosmer	2013	$230,192	$ 25,000			$ 7,656	$262,848
Co-President and Co-CEO	2012	$230,192				$ 6,906	$237,098
	2011	$230,192	$ 50,000	$16,550	$5,285	$ 8,406	$310,864

Stephen M. Hosmer	2013	$230,192	$ 25,000			$19,656	$274,848
Co-President, Co-CEO &	2012	$230,192				$19,110	$249,302
CFO	2011	$230,192	$ 50,000	$16,550	$5,285	$20,766	$323,224

Mohamed Abdel-Rahmen (4)	2013	$167,025				$ 5,011	$172,036
VP Exploration	2012	$204,615				$12,496	$217,085
	2011	$204,615				$ 6,138	$210,753

Charles Tiano (4)	2013	$ 49,955	$193,825			$ 7,313	$251,093
Director of Investor	2012	$ 56,269	$138,450			$ 9,736	$204,455
Relations	2011	$ 56,058	$225,348			$ 8,442	$289,848

(1)  On November 6, 2008, Donald H. Hosmer and Stephen M. Hosmer were each awarded 15,000 shares of common stock for services rendered during 2008.  The closing price of Royale Energy’s common stock on that date was $3.31 per share.  One third of the shares vested on November 6, 2009, 2010 and 2011.

(2)  On December 10, 2010, Donald Hosmer and Stephen Hosmer (together with the other members of the board of directors) were each granted 50,000 options to purchase common stock at an exercise or base price of $3.25 per share.  These options vested in two parts on January 1, 2011 and 2012.  The options were granted for a legal life of five years with a service period of two years.

Amounts represent grant date fair value.  See Note 11 of the financial statements contained in our annual report to shareholders on Form 10-K for the year ended December 31, 2013, regarding assumptions underlying the valuation of stock options.  The fair value of the options was calculated using the Black-Scholes option pricing method.

(3) All other compensation consists of matching contributions to the Company’s simple IRA plan, except for Stephen M. Hosmer, who also received a $12,000 annual car allowance.

(4) Mr. Abdel-Rahmen and Mr. Tiano are highly compensated employees under SEC rules who did not serve as executive officers during 2011.

Stock Options and Equity Compensation; Outstanding Equity Awards at Fiscal Year End

The following table presents the number of unexercised options at the 2013 year end for each named executive officer.  No unvested stock awards were outstanding at the end of 2013.

Options
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise price ($)	Option expiration date

Donald H. Hosmer	50,000 (1)	-	$3.25	12/31/2015

Stephen M. Hosmer	50,000 (1)	-	$3.25	12/31/2015

(1)
In December 2010, the directors and executive officers of Royale Energy were each granted 50,000 options to purchase common stock at an exercise or base price of $3.25 per share, in consideration of their past service on the board.  These options vested and became exercisable over two years, on January 1, 2011 and 2012.  They were granted for a period of five years with a service period of two years.

Compensation Committee Report

Our executive compensation committee has reviewed and discussed the following Compensation Discussion and Analysis with management and, based on its discussion and review, has recommended that the Compensation Discussion and Analysis be included in this proxy statement.

Members of the Compensation Committee:
Oscar A. Hildebrandt, Chair
Tony P. Hall
Gary Grinsfelder

Compensation Discussion and Analysis

Our executive compensation policy is designed to motivate, reward and retain the key executive talent necessary to achieve our business objectives and contribute to our long-term success. Our compensation policy for our executive officers focuses primarily on determining appropriate salary levels and performance-based cash bonuses.

The elements of executive compensation at Royale Energy consist mainly of cash salary and, if appropriate, a cash bonus at year end.  The compensation committee makes recommendations to the board of directors annually on the compensation of the two top executives:  Co-Presidents and the Co-Chief Executive Officers Donald H. Hosmer and Stephen M. Hosmer.  We do not have employment contracts with either of our executive officers.

Royale Energy also does not provide extensive personal benefits to its executives beyond those benefits, such as health insurance, that are provided to all employees.  Each executive does receive an annual car allowance.

Policy

The compensation committee’s primary responsibility is making recommendations to the board of directors relating to compensation of our officers.  The committee also makes recommendations to the board of directors regarding employee benefits, our defined benefit plans, defined contribution plans, and stock based plans.

Determination

To determine executive compensation, the committee, in December of each year, meets with our officers to review our compensation programs, discuss the performance of the company, the duties and responsibilities of each of the officers pay levels and business results compared to others similarly situated within the industry.  The committee then makes recommendations to the board of directors for any adjustment to the officers compensation levels.  The committee does not employ compensation consultants to make recommendations on executive compensation.

Compensation Elements

Base.  Base salaries for our executive officers are established based on the scope of their responsibilities, taking into account competitive market compensation paid by our peers. Base salaries are reviewed annually. The salaries we paid to our most highly paid executive officers for the last three years are set forth in the Summary Compensation Table included under Executive Compensation.

Bonus.  The compensation committee meets annually to determine the quantity, if any, of the cash bonuses of executive officers.  The amount granted is based, subjectively, upon the company’s stock price performance, earnings, revenue, reserves and production.  The committee does not use quantifiable metrics for these criteria; but rather uses each in balance to assess the strength of the company’s performance.  The committee believes that formulaic approaches to cash incentives can foster an unhealthy balance between short-term and long-term goals.  In 2013, the compensation committee did award bonuses to the company’s executive officers.

Compensation of Directors

Royale Energy's Chairman of the Board and former President, Harry E. Hosmer, renders and receives compensation for management consulting services to Royale Energy on an ongoing basis.  See Certain Relationships and Related Transactions, page 10.

The following table describes the compensation paid to our directors who are not also named executives for their services in 2013.  In addition, we reimburse our directors for actual expenses incurred in attending meetings.

Name	Fees earned or paid in cash	Stock awards	Option awards	All Other Compensation (1)	Total
	($)	($)	($)	($)	($)
Harry E. Hosmer	$224,938	$0	$0	$11,056	$235,994
Oscar A. Hildebrandt	$ 22,500	$0	$0		$ 22,500
George M. Watters	$ 22,500	$0	$0		$ 22,500
Gary Grinsfelder	$ 22,500	$0	$0		$ 22,500
Tony P. Hall	$ 22,500	$0	$0		$ 22,500

(1)  Other compensation paid to Harry E. Hosmer in 2013 consisted of payments for medical and dental insurance coverage.

i)  Security Ownership of Certain Beneficial Owners and Management

Common Stock

On June 30, 2014, 14,942,728 shares of Royale Energy’s common stock were outstanding.

The following table contains information regarding the ownership of Royale Energy’s common stock as of July 11, 2014, by:

i)	each person who is known by Royale Energy to own beneficially more than 5% of the outstanding shares of each class of equity securities;

ii)	each director of Royale Energy, and

iii)
all directors and officers of Royale Energy as a group.  Except pursuant to applicable community property laws and except as otherwise indicated, each shareholder identified in the table possesses sole voting and investment power with respect to its or his shares.  The holdings reported are based on reports filed with the Securities and Exchange Commission and the Company by the officers, directors and 5% shareholders pursuant to Section 16 of the Securities Exchange Act of 1934.

Stockholder (1)	Number (2)	Percent

Harry E. Hosmer, (3)	647,692	4.32%

Donald H. Hosmer, (3)	926,162	6.18%

Stephen M. Hosmer, (3) (4)	1,206,435	8.05%

Oscar A. Hildebrandt (5)	63,936	*

Jonathan Gregory	-	-

Gary Grinsfelder	45,440	*

Tony P. Hall	68,749	*

All officers and directors as a group	2,958,414	19.48%

* Less than 1%

(1)  The mailing address of each listed stockholder is 3777 Willow Glen Dr., El Cajon, California 92108.

(2)  Includes options to purchase the following number of shares of common stock which were vested and exercisable on June 30, 2014:  Harry E. Hosmer 50,000, Donald H. Hosmer 50,000; Stephen M. Hosmer 50,000; Oscar A. Hildebrandt 6,308, Gary Grinsfelder 40,000; Tony Hall 50,000.

(3)  Donald H. Hosmer and Stephen M. Hosmer are sons of Harry E. Hosmer, Chairman of the Board.

(4)  Includes 24,000 shares owned by Stephen M. Hosmer’s minor children.

(5)  Includes 33,064 shares held by a trust.

Preferred Stock

Holders Series AA convertible preferred stock have voting rights equal to the number of shares into which they are convertible.  On June 30, 2014, 52,784 shares of Series AA convertible preferred stock were outstanding. The shares of each series of preferred shares are convertible into shares of Royale Energy's common stock at the option of the security holder, at the rate of two shares of convertible preferred stock for each share of common stock.  The preferred stock is not registered under the Securities Exchange Act of 1934, and no market exists for the preferred stock.  The total number of shares of common stock issuable on conversion of all outstanding shares of preferred stock equals less than 1% of the outstanding common stock of Royale Energy.  To Royale Energy's knowledge, none of the preferred shareholders would own more than 1% of Royale Energy's common stock, if their preferred shares were converted to common shares.

j)  Certain Relationships and Related Transactions

Investments in Wells by Directors

In 1989, the board of directors adopted a policy (the “1989 policy”) that permits each director and officer of Royale Energy to purchase from Royale Energy, at its cost, up to one percent (1%) fractional interest in any well to be drilled by Royale Energy.  When an officer or director elects to make such a purchase, the amount charged per each percentage working interest is equal to Royale Energy's actual pro rata cost of drilling and completion, rather than the higher amount that Royale Energy charges to working interest holders for the purchase of a percentage working interest in a well.  Of the current officers and directors, Donald Hosmer, Stephen Hosmer, Harry E. Hosmer, George Watters, Oscar Hildebrandt and Tony Hall at various times have elected under the 1989 policy to purchase interests in certain wells Royale Energy has drilled.

Under the 1989 policy, officers and directors may elect to participate in wells at any time up until drilling of the prospect begins.  Participants are required to pay all direct costs and expenses through completion of a well, whether or not the well drilling and completion expenses exceed Royale Energy's cost estimates, instead of paying a set, turnkey price (as do outside investors who purchase undivided working interests from Royale Energy).  Thus, they participate on terms similar to other oil and gas industry participants or joint venturers.  Participants are invoiced in advance for their share of estimated direct costs of drilling and completion and later actual costs are reconciled, as Royale Energy incurs expenses and participants make further payments as necessary.

Officer and director participants under this program do not pay some expenses paid by outside, retail investors in working interests, such as sales commissions, if any, or marketing expenses.  The outside, turnkey drilling agreement investors, on the other hand, are not obligated to pay additional costs if a drilling project experiences cost overruns or unanticipated expenses in the drilling and completion stage.  Accordingly, Royale Energy's management believes that its officers and directors who participate in wells under the Board of Directors' policy do so on terms the same as could be obtained by unaffiliated oil and gas industry participants in arms-length transactions, albeit those terms are different than the turnkey agreement under which outside investors purchase fractional undivided working interests from Royale Energy.

Donald and Stephen Hosmer each have participated individually in 166 and 165 wells respectively under the 1989 policy.  The Hosmer Trust, a trust for the benefit of family members of Harry E. Hosmer, has participated in 164 wells.

Investments in wells under the 1989 policy for the three years ended December 31, 2013, 2012, and 2011 are as follows:

	Year	# of fractional interests	Amount
Donald Hosmer	2013	6	$31,767
	2012	2	$4,186
	2011	7	$42,636
Stephen Hosmer	2013	5	$12,262
	2012	2	$2,537
	2011	7	$37,885
Hosmer Trust	2013	6	$41,488
	2012	2	$2,537
	2011	7	$34,033

Current officers and directors were billed $16,967, $3,451 and $23,010 for their interests for the three years ended December 31, 2013, 2012 and 2011, respectively.

Royale Energy's Chairman of the Board and former President, Harry E. Hosmer, renders management consulting services to Royale Energy on an ongoing basis.  Royale Energy compensated Mr. Hosmer $193,270, $138,050 and, $168,882 for his consulting services in 2013, 2012, and 2011, respectively, and pays his medical insurance costs.  Mr. Hosmer's consulting services are in conjunction with his service on the board of directors, for which he receives reimbursement of expenses to attend meetings.

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics for our directors and executive officers.  The code is posted on our website, www.royl.com.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF RE-ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR.

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION

Pursuant to Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the Dodd-Frank Act”), the proxy rules of the SEC were amended to require that not less frequently than once every three years, a proxy statement for an annual meeting of stockholders for which the proxy solicitation rules of the SEC require compensation disclosure must also include a separate resolution subject to stockholder vote to approve the compensation of the company’s named executive officers disclosed in the proxy statement.

The executive officers named in the summary compensation table and deemed to be “named executive officers” are Donald H. Hosmer and Stephen M. Hosmer. Reference is made to the summary compensation table and disclosures set forth under Executive Compensation in this proxy statement.

As described in this Proxy Statement, our compensation programs are designed to motivate, reward and retain the key executive talent necessary to achieve our business objective and contribute to our long-term success.

The 2013 compensation levels were set having regard to: (a) market rates for executives, (b) executives achieving efficient management of the business and controlling costs, to the extent possible, (c) demonstrating integrated management teamwork, and (e) showing effort, commitment and effectiveness in reaching the goals set by the board of directors.

The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the SEC’s compensation disclosure rules. The vote is advisory, which means that it is not binding on the Company or our board or the compensation committee of our board.

Accordingly, we ask our stockholders to vote on the following resolution at our annual meeting:

RESOLVED, that the stockholders approve the compensation of Royale Energy, Inc.'s named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which includes the Compensation Discussion and Analysis, the compensation tables and related narrative discussion).

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE COMPENSATION LEVEL OF THE COMPANY’S NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL 3: ADVISORY VOTE ON FREQUENCY OF EXECUTIVE COMPENSATION VOTE

Section 951 of the Dodd-Frank Act also amended the proxy rules of the SEC to require that not less frequently than once every six years, a proxy statement for an annual meeting of stockholders for which the proxy solicitation rules of the SEC require compensation disclosure must also include a separate proposal subject to stockholder vote to determine whether the stockholder vote to approve the compensation of the named executive officers will occur every one, two or three years.

Accordingly, we are seeking a stockholder vote regarding whether the non-binding resolution to approve the compensation of our named executive officers should occur every three years, every two years or every year.

The board of directors asks that you support a frequency of every three years for future non-binding resolutions on compensation of our named executive officers. Stockholders should consider the value of having the opportunity every year to voice their opinion on the Company’s executive compensation through an advisory vote, weighing that against the additional burden and expense to the Company and stockholders of preparing and responding to proposals annually, as well as the other means available to stockholders to provide input on executive compensation.

After consideration, the board of directors has determined that an advisory vote on executive compensation that occurs every three years is the appropriate approach. The Company’s executive compensation program and policies are designed to balance current cash compensation with promoting long-term growth and performance of the Company. Changes in compensation structure, including those suggested by stockholders, would take time to implement, and evaluating the results of any such change would also take time and careful consideration. For these reasons, the board believes that evaluating these programs every three years as opposed to more frequently is more appropriate. The board also believes a three-year period will provide the Company with adequate time to engage stockholders and respond to “say-on-pay” vote results. Before you vote, we encourage you to consider the following:

●
Our executive compensation program has consistently and effectively upheld our compensation philosophy by providing competitive pay for our named executive officers only when they have created or preserved shareholder value, creating a balanced focus for our executives on profitability and stability, and assuring that executives drive efficiencies by using capital judiciously.

●	We have a consistent record of full and transparent disclosures regarding our compensation programs and the amounts paid to our executive officers.

The board is not bound by this non-binding advisory stockholder vote; however, it will give significant wseven to stockholder preferences on this matter.

The proposal is set forth in the following resolution:

RESOLVED, that a non-binding advisory vote of the stock holders of the Company to approve the compensation of the named executive officers shall be held (a) every year, (b) every two years, or (c) every three years.

The proxy ballot provides stockholders with the opportunity to choose among four options (holding the vote every one, two or three years, or abstaining) and, therefore, stockholders will not be voting to approve or disapprove the recommendation of our Board.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE OPTION OF ONCE EVERY THREE YEARS AS THE PREFERRED FREQUENCY FOR THE ADVISORY VOTE ON EXECUTIVE COMPENSATION.

PROPOSAL 4: RATIFICATION OF APPOINTMENT OF AUDITORS

As required by the Sarbanes-Oxley Act of 2002, our Audit Committee is directly responsible for appointment, compensation, retention and oversight of the Company’s independent auditors.  We are asking the shareholders to approve the Audit Committee’s recommendation of Padgett, Stratemann & Co., LLP as independent auditors to audit the financial statements of the Company for the 2013 fiscal year.  If the shareholders fail to ratify the appointment of the auditors, our Audit Committee will take that into consideration in determining whether to continue the auditing engagement.

Padgett, Stratemann & Co., LLP was engaged as independent auditors of the Company for the fiscal year ending December 31, 2013.  The amounts paid to our independent auditors for the years 2013 and 2012 are provided below under Other Information – Independent Auditors – Auditors’ Fees.

No representatives of Padgett Stratemann LLP are expected to be present at the annual meeting.  Although the audit committee has the sole responsibility to appoint the auditors as required under the Securities Exchange Act of 1934, the audit committee welcomes the comments of shareholders and will reconsider the decision whether to appoint Padgett Stratemann LLP as auditors if the shareholders fail to approve their appointment.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF PADGETT STRATEMANN LLP AS AUDITORS FOR 2014.

PROPOSAL 5: OTHER MATTERS

At the date of mailing of this proxy statement, we are not aware of any business to be presented at the annual meeting other than those items previously discussed.  The proxy being solicited by the board of directors provides authority for the proxy holders, Donald H. Hosmer and Stephen M. Hosmer, to use their discretion to vote on such other matters as may lawfully come before the meeting, including matters incidental to the conduct of the meeting, and any adjournment thereof.

OTHER INFORMATION

a)  Independent Auditors – Auditors’ Fees

Padgett Stratemann LLP served as the independent auditors to audit the Company’s financial statements for the fiscal year ended December 31, 2012.  The aggregate fees billed by them for the years ended December 31, 2012 and 2011 are as follows:

	2013	2012
Audit fees (1)	153,271	$110,299
Tax fees (2)	-	-
All other fees (3)	21,650	$31,350
Total	174,921	$141,649

(1)  Audit fees are fees for professional services rendered for the audit of Royale Energy’s annual financial statements, reviews of financial statements included in the company’s Forms 10-Q, and reviews of documents filed with the U.S. Securities and Exchange Commission.

(2)  Tax fees consist of tax planning, consulting and tax return reviews.

(3)  Other fees consist of work on registration statements under the Securities Act of 1933.

The audit committee of Royale Energy has adopted policies for the pre-approval of all audit and non-audit services provided by the company’s independent auditor.  The policy requires pre-approval by the audit committee of specifically defined audit and non-audit services.  Unless the specific service has been previously pre-approved with respect to that year, the audit committee must approve the permitted service before the independent auditor is engaged to perform it.

No representatives of Padgett Stratemann LLP are expected to be present at the annual meeting.  Although the audit committee has the sole responsibility to appoint the auditors as required under the Securities Exchange Act of 1934, the committee welcomes any comments from shareholders on auditor selection or performance.  Comments may be sent to the audit committee chair, Dr. Oscar A. Hildebrandt, care of Royale Energy’s executive office, 7676 Hazard Center Drive, Suite 1500, San Diego, California 92108.

b)  Annual Report

An annual report to shareholders on Form 10-K for the year ended December 31, 2013, accompanies this proxy statement.

c)  Method and Cost of Soliciting Proxies

The accompanying proxy is being solicited on behalf of the board of directors of Royale Energy.  The expense of preparing, printing and mailing the form of proxy and the material used in the solicitation thereof will be borne by Royale Energy.  Proxies may be solicited by officers, directors, and employees of Royale Energy in person, or by mail, courier, telephone or facsimile.  In addition, Royale Energy has retained ADP Proxy Services to solicit proxies by mail, courier, telephone and facsimile and to request brokerage houses and other nominees to forward soliciting material to beneficial owners.  For these services Royale Energy will pay a fee of approximately $750.

d)  Section 16(a) Beneficial Ownership Reporting Requirement

Section 16(a) of the Securities Exchange Act of 1934 and Securities and Exchange Commission regulations require that Royale Energy's directors, certain officers, and greater than 10 percent shareholders file reports of ownership and changes in ownership with the SEC and the NASD and furnish Royale Energy with copies of all such reports they file.  Based solely upon a review of the copies of the forms furnished to Royale Energy, or representations from certain reporting persons that no reports were required, Royale Energy believes that no persons failed to file required reports on a timely basis for 2012.

e)  Additional Information

Other reports that we file with the SEC may also be obtained from the SEC’s website, www.sec.gov.

f)  Proposals by Shareholders – 2014

Any proposal by a shareholder to be submitted for inclusion in proxy soliciting material for the 2014 annual shareholders meeting must be received by the corporate secretary of Royale Energy no later than January 11, 2015.

g)  Other Matters

No proposals have been received from shareholders for inclusion in the proxy statement or action at the 2013 annual meeting.  Management does not know of any matter to be acted upon at the meeting other than the matters above described.  However, if any other matter should properly come before the meeting, the proxy holders named in the enclosed proxy will vote the shares for which they hold proxies in their discretion.  Your vote at the annual meeting is important to us. Please vote your shares of common stock by completing the enclosed proxy card and returning it to us in the enclosed envelope.

By Order of the Board of Directors,

Date: September 11, 2014	Donald H. Hosmer
Co-President and Co-CEO

ROYALE ENERGY, INC.

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Stephen M. Hosmer and Donald H. Hosmer as Proxies with the power to appoint their substitutes, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of Royale Energy, Inc. held on record by the undersigned on September 10, 2014, at the Annual Meeting of Shareholders to be held at the offices of the Company, 3777 Willow Glen Dr., El Cajon, California, 92019, on October 10, 2014 at 10:00a.m., Pacific Daylight Time.

1.	Election Of Directors For all nominees listed below (except as marked to the contrary below).
	For All	Against All	For All Except:
Harry E. Hosmer

Stephen M. Hosmer

Donald H. Hosmer

Oscar Hildebrandt

Tony Hall

Gary Grinsfelder

Jonathan Gregory

2.	To approve, in a nonbinding advisory vote, the compensation of the Company’s named executive officers
	For	Against	Abstain

3.	To determine, in a nonbinding advisory vote, the frequency of the nonbinding resolution to approve the compensation of our named executive officers every year, every two years or every three years
	1 Year	2 Years	3 Years	Abstain

4.	To approve, in a nonbinding advisory vote, the selection of Padgett Stratemann, LLP, as the Company’s independent auditors for 2014
	For	Against	Abstain

5.	To transact such other business as may properly come before the Annual Meeting and any adjournments thereof.
	For	Against	Abstain

Please sign and date this Proxy.  When signing as attorney, executor, administrator, trustee, guardian, corporate officer, etc., please indicate your full title.  Proxies received in this office later than 11:59 P.M. on October 9, 2014 will not be voted upon unless the shareholders are present to vote their shares.

Dated:
           ----------------------

(Please mark, sign, date and return the Proxy Card promptly.)

Signature	Signature if held jointly